Exhibit 15.1

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 30, 2003, on our review of interim financial information of Alestra, S. de R.L. de C.V. and subsidiary as of and for the period ended June 30, 2003, is included in its Registration Statement dated August 1, 2003.

Very truly yours,

PricewaterhouseCoopers

/S/    MIGUEL ANGEL PUENTE BUENTELLO

Public Accountant

Monterrey, Nuevo Léon, México

August 1, 2003